MERRILL LYNCH MORTGAGE INVESTORS, INC.

                             UNDERWRITING AGREEMENT

                                                            As of June 20, 1997

Merrill Lynch, Pierce, Fenner & Smith Incorporated
World Financial Center, North Tower
New York, New York 10281

Daiwa Securities America Inc.
Financial Square, 32 Old Slip
New York, New York 10005-3538

Ladies and Gentlemen:

     Merrill Lynch Mortgage Investors, Inc., a Delaware corporation (the "Company"), proposes to sell to Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Daiwa Securities America Inc. ("Daiwa"; Merrill Lynch and Daiwa, each, an "Underwriter" and, together, the "Underwriters") the mortgage pass-through certificates identified in Schedule I hereto (the "Certificates"), pursuant to this Underwriting Agreement (this "Agreement").

     The Certificates will evidence beneficial ownership interests in a trust fund (the "Trust Fund") to be formed by the Company and consisting primarily of a segregated pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans") to be purchased from Merrill Lynch Mortgage Capital Inc., Daiwa Finance Corp. and GE Capital Access, Inc. (collectively, the "Mortgage Loan Sellers"). The Certificates will be issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of June 1, 1997 (the "Cut-off Date"), among the Company as depositor, LaSalle National Bank as trustee (the "Trustee"), ABN AMRO Bank N.V. as fiscal agent (the "Fiscal Agent"), GE Capital Asset Management Corporation as master servicer (the "Master Servicer") and GE Capital Realty Group, Inc. as special servicer (the "Special Servicer"). The Certificates and the Mortgage Loans are described more fully in the Prospectus (as hereinafter defined) which the Company has furnished to the Underwriters.

     The Company has filed with the Securities and Exchange Commission (the "Commission") registration statement (No. 333-1704, the "Registration Statement") on Form S-3 for the registration of the Certificates under the Securities Act of 1933, as amended (the "1933 Act"), which registration statement has become effective and copies of which have heretofore been delivered to the Underwriters. The Company proposes to file with the Commission pursuant to Rule 424(b) under the 1933 Act a supplement to the form of prospectus included in such registration statement relating to the Certificates and the plan of distribution thereof. Such

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registration statement, including the exhibits thereto, as amended at the date hereof, is hereinafter called the "Registration Statement"; the prospectus included in the Registration Statement, at the time the Registration Statement, as amended, became effective, or as subsequently filed with the Commission pursuant to Rule 424(b) under the 1933 Act, is hereinafter called the "Basic Prospectus"; such supplement, dated June 20, 1997 to the form of prospectus relating to the Certificates, in the form in which it shall be filed with the Commission pursuant to Rule 424 is hereinafter called the 'Prospectus Supplement"; and the Basic Prospectus and the Prospectus Supplement, together, hereinafter called the "Prospectus". Any preliminary form of the Prospectus that has heretofore been filed pursuant to Rule 424(b) is hereinafter called a "Preliminary Prospectus".

     SECTION 1. Representations and Warranties.

     (a) The Company represents and warrants to each Underwriter as follows:

          (i) The Registration Statement has become effective, and the Registration Statement as of the effective date thereof (the "Effective Date"), and the Prospectus as of the date of the Prospectus Supplement, complied in all material respects with the applicable requirements of the 1933 Act and the rules and regulations thereunder; and the information in the Registration Statement concerning the Company, as of the Effective Date, did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The information in the Prospectus concerning the Company, as of the date of the Prospectus Supplement, did not, and as of the Closing Date (as hereinafter defined) will not, contain an untrue statement of a material fact and did not and will not omit to state a material fact necessary in order to make the information therein concerning the Company, in the light of the circumstances under which they were made, not misleading. The parties agree that the only information concerning the Company in the Registration Statement is on page 30 of the Basic Prospectus under the caption "The Depositor" and on page S-6 of the Prospectus Supplement under the caption "Summary of Prospectus Supplement-Depositor. "

          (ii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement and the Pooling and Servicing Agreement.

          (iii) The Company is not in violation of its charter and by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company is a party or by which it maybe bound, or to which any of the property of the Company is subject. The execution, delivery and performance of this Agreement and the Pooling and Servicing Agreement and the consummation of the transactions contemplated herein and therein and compliance by the


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     Company with its obligations hereunder and thereunder have been duly authorized by all the necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property of the Company pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject.

          (iv) The Certificates have been duly authorized for issuance and sale pursuant to this Agreement and the Pooling and Servicing Agreement (or will have been so authorized prior to the issuance of the Certificates) and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and of the Pooling and Servicing Agreement against payment of the consideration therefor in accordance with this Agreement, the Certificates will be duly and validly issued and outstanding and entitled to the benefits provided by the Pooling and Servicing Agreement, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors' rights or by general equity principles.

          (v) No authorization, approval or consent of any court or governmental authority or agency is necessary in connection with the offering, issuance or sale of the Certificates hereunder, except such as have been, or as of the Closing Date will have been, obtained or such as may otherwise be required under applicable state securities laws in connection with the purchase and offer and sale of the Certificates by the Underwriters and any recordation of the respective assignments of the Mortgage Loans to the Trustee pursuant to the Pooling and Servicing Agreement that have not yet been completed.

          (vi) This Agreement has been, and as of the Closing Date the Pooling and Servicing Agreement will be, duly authorized, executed and delivered by the Company. This Agreement constitutes, and as of the Closing Date the Pooling and Servicing Agreement will constitute, a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by (A) bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws affecting the enforcement of the rights of creditors generally, (B) general principles of equity, whether enforcement is sought in a proceeding in equity or at law, and (C) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from securities law liabilities.

          (vii) At the time of the execution and delivery of the Pooling and Servicing Agreement, the Company (A) will convey to the Trustee, or cause to be conveyed to the Trustee, all of its right, title and interest in and to the Mortgage Loans that are transferred by it to the Trustee, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively, "Liens") granted by or imposed upon the Company, (B) will not have assigned to any person any of its right, title or interest in such Mortgage Loans or in the Pooling and Servicing Agreement or the Certificates, and (C) will have the power and authority to transfer such Mortgage


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     Loans to the Trustee and to sell the Certificates to the Underwriters, and upon delivery to the Underwriters of the Certificates, each Underwriter will have good title to the Certificates purchased by such Underwriter, in each case free of Liens.

          (viii) Neither the Company nor the Trust Fund is required to be registered as an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act").

          (ix) Under generally accepted accounting principles ("GAAP") and for federal income tax purposes, the Company will report the transfer of the Mortgage Loans to the Trustee in exchange for the Certificates and the sale of the Certificates to the Underwriters pursuant to this Agreement as a sale of the interests in the Mortgage Loans evidenced by the Certificates. The consideration received by the Company upon the sale of the Certificates to the Underwriters will constitute reasonably equivalent value and fair consideration for the Certificates. The Company will be solvent at all relevant times prior to, and will not be rendered insolvent by, the sale of the Certificates to the Underwriters. The Company is not selling the Certificates to the Underwriters with any intent to hinder, delay or defraud any of the creditors of the Company.

          (x) At the Closing Date, the respective classes of Certificates shall have been assigned ratings no lower than those set forth in Schedule I hereto by the nationally recognized statistical rating organizations identified in Schedule I hereto (the "Rating Agencies").

          (xi) Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of this Agreement, the Pooling and Servicing Agreement and the Certificates payable by the Company (other than income taxes) have been paid or will be paid at or prior to the Closing Date.

          (xii) There are no actions, proceedings or investigations pending before or threatened by any court, administrative agency or other tribunal to which the Company is a party or of which any of its properties is the subject (a) which if determined adversely to the Company would have a material adverse effect on the business or financial condition of the Company, (b) asserting the invalidity of this Agreement, the Pooling and Servicing Agreement or the Certificates, (c) seeking to prevent the issuance of the Certificates or the consummation by the Company of any of the transactions contemplated by the Pooling and Servicing Agreement or this Agreement, as the case may be, or (d) which might materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, the Pooling and Servicing Agreement, this Agreement or the Certificates.

          (xiii) The Company possesses all material licenses, certificates, authorities or permits issued by appropriate state, federal, or foreign regulatory agencies and bodies necessary to conduct the business now conducted by it and as described in the Prospectus, and the Company has not received notice of any proceedings relating to the revocation or modification of any such license, certificate, authority or permit which if


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     decided adversely to the Company would singly, or in the aggregate, materially and adversely affect the conduct of its business, operations or financial condition.

     At the Closing Date, each of the representations and warranties of the Company set forth in the Pooling and Servicing Agreement will be true and correct in all material respects.

     (b) Each Underwriter represents and warrants to the Company that (i) such Underwriter, as of the date hereof, complied, and as of the Closing Date, will comply with all of its obligations hereunder and (ii) with respect to all Computational Materials and ABS Term Sheets, if any, provided by such Underwriter to the Company pursuant to Section 4(b)(iv), such Computational Materials and ABS Term Sheets, as of the date hereof, are, and as of the Closing Date, will be accurate in all material respects (taking into account the assumptions explicitly set forth in the Computational Materials or ABS Term Sheets) and constitutes, as of the date hereof, and as of the Closing Date, will constitute the complete set of all Computational Materials and ABS Term Sheets that are required to be filed with the Commission pursuant to Section 5(i).

     SECTION 2. Purchase and Sale.

     Subject to the terms and conditions herein set forth and in reliance upon the representations and warranties herein contained, the Company agrees to sell to the Underwriters, and each Underwriter agrees to purchase from the Company, at the related purchase price set forth on Schedule I hereto, Certificates of each class thereof having an actual amount as set forth on Schedule I hereto. There will be added to the purchase price of the Certificates an amount equal to interest accrued thereon pursuant to the terms thereof from the Cut-off Date to but excluding the Closing Date.

     SECTION 3. Delivery and Payment.

     Payment of the aggregate purchase price for, and delivery of, the Certificates shall be made at 10:00 A.M. New York City time on June 26, 1997, which date and time may be postponed by agreement among the Underwriters and the Company (such time and date of payment and delivery, the "Closing Date"). Payment shall be made to the Company in immediately available funds wired to such bank as may be designated by the Company, against delivery of the Certificates. The Certificates shall be in such authorized denominations and registered in such names as either Underwriter may request in writing at least two business days before the Closing Date. The Certificates will be made available for examination by the Underwriters not later than 10:00 A.M. New York City time on the last business day prior to the Closing Date. Except as otherwise set forth in Schedule I, delivery of the Certificates shall be made at the office of Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd Street, New York, New York 10022, or at such other place as shall be agreed upon by the Underwriters and the Company.

     SECTION 4. Offering by Underwriters.


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     (a) It is understood that the Underwriters propose to offer the
Certificates for sale as set forth in the Prospectus. It is further understood that the Company, in reliance upon an exemption from the Attorney General of the State of New York granted pursuant to Policy Statement 105, has not and will not file an offering statement pursuant to Section 352-c of the General Business Law of the State of New York with respect to the Certificates. Each Underwriter therefore agrees that sales of the Certificates made by such Underwriter in and from the State of New York will be made only to institutional investors within the meaning of Policy Statement 105.

     (b) Each Underwriter may prepare and provide to prospective investors certain Computational Materials, Structural Term Sheets and Collateral Term Sheets in connection with its offering of the Certificates, subject to the following conditions:

          (i) Such Underwriter shall have complied with the requirements of the no- action letter, dated May 20, 1994, issued by the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation, as made applicable to other issuers and underwriters by the Commission in response to the request of the Public Securities Association, dated May 24, 1994 (collectively, the "Kidder/PSA Letter"), and the requirements of the no-action letter, dated February 17, 1995, issued by the Commission to the Public Securities Association (the "PSA Letter" and, together with the Kidder/PSA Letter, the "No-Action Letters ").

          (ii) For purposes hereof, "Computational Materials" shall have the meaning given such term in the No-Action Letters, but shall include only those Computational Materials that have been prepared or delivered to prospective investors by or at the direction of such Underwriter. For purposes hereof, "ABS Term Sheets", "Structural Term Sheets" and "Collateral Term Sheets" shall have the meanings given such terms in the PSA Letter but shall include only those ABS Term Sheets, Structural Term Sheets or Collateral Term Sheets that have been prepared or delivered to prospective investors by or at the direction of such Underwriter.

          (iii) All Computational Materials and ABS Term Sheets provided to prospective investors that are required to be filed pursuant to the No-Action Letters shall bear a legend substantially in the form attached hereto as Exhibit A-1 and, in the case of Collateral Term Sheets, such legend shall also include the statement substantially in the form set forth on Exhibit A-2. The Company shall have the right to require specific legends or notations to appear on any Computational Materials or ABS Term Sheets, the right to require changes regarding the use of terminology and the right to determine the types of information appearing therein. Notwithstanding the foregoing, this subsection (iii) will be satisfied if all Computational Materials and ABS Term Sheets referred to herein bear a legend in a form previously approved in writing by the Company.

          (iv) Such Underwriter shall have provided the Company with representative forms of all Computational Materials and ABS Term Sheets prior to their first use, to the extent such forms have not previously been approved by the Company for use by the


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     Underwriter. Such Underwriter shall have provided to the Company, for filing on Form 8-K as provided in Section 5(i), copies (in such format as required by the Company) of all Computational Materials and ABS Term Sheets that are required to be filed with the Commission pursuant to the No-Action Letters. The Underwriter may have provided copies of the foregoing in a consolidated or aggregated form including all information required to be filed. All Computational Materials and ABS Term Sheets described in this subsection (iv) shall have been provided to the Company not later than 10:00 a.m. (New York City time) not less than one business day before filing thereof is required pursuant to the terms of this Agreement. Such Underwriter shall have not provided to any investor or prospective investor in the Certificates any Computational Materials or ABS Term Sheets on or after the day on which Computational Materials and ABS Term Sheets are required to be provided to the Company pursuant to this subsection (iv) (other than copies of Computational Materials or ABS Term Sheets previously submitted to the Company in accordance with this subsection (iv) for filing pursuant to Section 5(i)), unless such Computational Materials or ABS Term Sheets are preceded or accompanied by the delivery of a Prospectus to such investor or prospective investor.

          (v) All information included in the Computational Materials and ABS Term Sheets shall have been generated based on substantially the same methodology and assumptions that are used to generate the information in the Prospectus Supplement as set forth therein; provided that the Computational Materials and ABS Term Sheets may have included information based on alternative methodologies or assumptions if specified therein. If any Computational Materials or ABS Term Sheets that are required to be filed were based on assumptions with respect to the Mortgage Pool that differ from the final Pool Information in any material respect or on Certificate structuring assumptions that were revised in any material respect prior to the printing of the Prospectus, such Underwriter shall have prepared revised Computational Materials or ABS Term Sheets, as the case may be, based on the final Pool Information and structuring assumptions, shall have circulated such revised Computational Materials and ABS Term Sheets to all recipients of the preliminary versions thereof that indicated orally to the Underwriter they would purchase all or any portion of the Certificates, and shall have included such revised Computational Materials and ABS Term Sheets (marked, "as revised") in the materials delivered to the Company pursuant to subsection (iv) above.

          (vi) The Company shall not be obligated to file any Computational Materials or ABS Term Sheets that have been determined to contain any material error or omission, provided that, at the request of such Underwriter, the Company will file Computational Materials or ABS Term Sheets that contain a material error or omission if clearly marked "superseded by materials dated ____________" and accompanied by corrected Computational Materials or ABS Term Sheets that are marked, "material previously dated __________, as corrected." If, within the period during which the Prospectus relating to the Certificates is required to be delivered under the 1933 Act, any Computational Materials or ABS Term Sheets are determined, in the reasonable judgment of the Company or such Underwriter, to contain a material error or omission, the Underwriter shall prepare a corrected version of such Computational Materials or ABS Term Sheets, shall circulate such corrected Computational Materials or ABS Term Sheets


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     to all recipients of the prior versions thereof that either indicated
     orally to the Underwriter they would purchase all or any portion of the Certificates, or actually purchased all or any portion thereof, and shall deliver copies of such corrected Computational Materials or ABS Term Sheets (marked, "as corrected") to the Company for filing with the Commission in a subsequent Form 8-K submission (subject to the Company's obtaining an accountant's comfort letter in respect of such corrected Computational Materials and ABS Term Sheets, which shall be at the expense of such Underwriter).

          (vii) Such Underwriter shall be deemed to have represented, as of the Closing Date, that, except for Computational Materials and/or ABS Term Sheets provided to the Company pursuant to subsection (iv) above, such Underwriter did not provide any prospective investors with any information in written or electronic form in connection with the offering of the Certificates that is required to be filed with the Commission in accordance with the No-Action Letters, and such Underwriter shall provide the Company with a certification to that effect on the Closing Date.

          (viii) In the event of any delay in the delivery by such Underwriter to the Company of all Computational Materials and ABS Term Sheets required to be delivered in accordance with subsection (iv) above, or in the delivery of the accountant's comfort letter in respect thereof pursuant to
     Section 5(i), the Company shall have the right to delay the release of the Prospectus to investors or to the Underwriter, to delay the Closing Date and to take other appropriate actions in each case as necessary in order to allow the Company to comply with its agreement set forth in Section 5(i) to file the Computational Materials and ABS Term Sheets by the time specified therein.

          (ix) Such Underwriter represents that it has in place, and covenants that it shall maintain, internal controls and procedures which it reasonably believes to be sufficient to ensure full compliance with all applicable legal requirements of the No-Action Letters with respect to the generation and use of Computational Materials and ABS Term Sheets in connection with the offering of the Certificates.

     (c) Each Underwriter further agrees that it shall promptly provide the Company with such information as to matters of fact as the Company may reasonably request to enable it to comply with its reporting requirements with respect to each class of Certificates to the extent such information can in the good faith judgment of the Underwriter be determined by it.

     SECTION 5. Covenants of the Company.

     The Company covenants with each Underwriter as follows:

     (a) The Company will give each Underwriter notice of its intention to file or prepare any amendment to the Registration Statement at any time prior to the Closing Date or any amendment or supplement to the Prospectus at any time hereafter, and will furnish the



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Underwriters with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be.

     (b) The Company will cause the Prospectus to be transmitted to the Commission for filing pursuant to Rule 424(b) under the 1933 Act by means reasonably calculated to result in filing with the Commission pursuant to said rule.

     (c) The Company will deliver to such Underwriter a copy of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein).

     (d) The Company will furnish to each Underwriter, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission thereunder.

     (e) If, during the period after the first date of the public offering of the Certificates in which a prospectus relating to the Certificates is required to be delivered under the 1933 Act, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company will forthwith amend or supplement the Prospectus so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing, at the time it is delivered to a purchaser, not misleading, and the Company will furnish to such Underwriter a reasonable number of copies of such amendment or supplement.

     (f) The Company will endeavor to arrange for the qualification of the Certificates for sale under the applicable securities laws of such states and other jurisdictions of the United States as such Underwriter may reasonably designate and will maintain such qualification in effect so long as required for the initial distribution of Certificates; provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified.

     (g) The Company will pay or cause to be paid all fees and expenses of its counsel. The Underwriters shall be responsible for the payment of all other costs and expenses incurred in connection with the transactions.

     (h) If, during the period after the Closing Date in which a prospectus relating to the Certificates is required to be delivered under the 1933 Act, the Company receives notice that a stop order suspending the effectiveness of the Registration Statement or preventing the offer and sale of the Certificates is in effect, the Company will immediately advise such Underwriter of the issuance of such stop order.


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     (i) The Company will file with the Commission within fifteen days of the issuance of the Certificates a report on Form 8-K setting forth specific information concerning the Certificates and the Mortgage Pool to the extent that such information is not set forth in the Prospectus. The Company will also file with the Commission a report on Form 8-K setting forth all Computational Materials and ABS Term Sheets provided to the Company by either Underwriter and identified by it as such within the time period allotted for such filing pursuant to the No-Action Letters; provided, however, that prior to such filing of the Computational Materials and ABS Term Sheets (other than any ABS Term Sheets that are not based on the Pool Information) by the Company (A) each Underwriter must comply with its obligations pursuant to Section 4 and (B) if the Company determines that the methodology on which all or any part of such Computational Materials and ABS Term Sheets were prepared is not substantially the same as (x) the methodology on which information in the Prospectus Supplement (or Preliminary Prospectus Supplement) was prepared or (y) a methodology acceptable to the Company and as to the accuracy of which the Company was otherwise given comfort satisfactory to the Company, the Company must receive a letter from Deloitte & Touche LLP ("Deloitte"), certified public accountants, satisfactory in form and substance to the Company, to the effect that such accountants have performed certain specified procedures, all of which have been agreed to by the Company, as a result of which they have determined that the information included in the Computational Materials and ABS Term Sheets (if any) as to which the Company has made such a determination and which they have examined in accordance with such specified procedures is accurate except as to such matters that are not deemed by the Company to be material. The foregoing letter shall be at the expense of the Underwriter that provided the Computational Materials to the Company. The Company shall file any corrected Computational Materials described in Section 4(b)(vi) as soon as practicable following receipt thereof.

     SECTION 6. Conditions of Underwriters' Obligations.

         Each Underwriter's obligation to purchase the Certificates allocated to it as set forth on Schedule I hereto shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof and as of the Closing Date, to the performance by the Company of its obligations hereunder and to the following conditions:

          (a) No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for that purpose shall be pending or, to the Company's knowledge, threatened by the Commission.

          (b) On the Closing Date, each Underwriter shall have received:

               (i) One or more opinions, dated the Closing Date, of counsel to the Company, in form and substance satisfactory to such Underwriter, substantially to the effect that:

                    A. The Company is a corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into and perform its obligations under each of the Pooling and Servicing Agreement and this Agreement.


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                    B. Each of the Pooling and Servicing Agreement and this
               Agreement has been duly authorized, executed and delivered by the Company.

                    C. Each of the Pooling and Servicing Agreement and this
               Agreement, upon due authorization, execution and delivery by the other parties thereto, will constitute a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by (a) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors generally, (b) general principles of equity, whether enforcement is sought in a proceeding in equity or at law and (c) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of provisions which purport to provide indemnification from securities law liabilities.

                    D. The Certificates, when duly and validly executed,
               authenticated and delivered in accordance with the Pooling and Servicing Agreement and paid for in accordance with this Agreement and the Certificate Purchase Agreement, will be entitled to the benefits of the Pooling and Servicing Agreement.

                    E. The Registration Statement is effective under the 1933
               Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or threatened under Section 8(d) of the 1933 Act.

                    F. At the time it became effective, the Registration
               Statement (other than any financial statements and supporting schedules included therein, as to which such counsel renders no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the applicable rules and regulations thereunder.

                    G. To such counsel's knowledge, there are no material
               contracts, indentures or other documents of the Company required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

                    H. The offer and sale of the Privately Offered Certificates by the Company to the Purchasers (as defined in the Certificate Purchase Agreement) in the manner contemplated by the Certificate Purchase Agreement do not require registration of the Privately Offered Certificates under the 1933 Act.

                    I. The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended. Neither the Company nor the Trust Fund is required to be registered under the Investment Company Act of 1940, as amended.

                    J. No consent, approval, authorization or order of any State of New York or federal court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by the Pooling and Servicing Agreement and this Agreement, except (i) such as have been obtained under the 1933 Act, (ii) such as may be required under the securities laws of any jurisdiction in connection with the purchase and the offer and sale of the Certificates by the Underwriters, as to which such counsel express no opinion and (iii) any recordation of the assignments of the Mortgage Loans pursuant to the Pooling and Servicing Agreement that has not yet been completed.

                    K. Neither the offer and sale of the Certificates nor the
               consummation of any other of the transactions contemplated in or the fulfillment of the terms of the Pooling and Servicing Agreement and this Agreement, will conflict with or result in a breach or violation of any term or provision of, or constitute a default (or an event which with the passing of time or notification, or both, would constitute a default) under, the certificate of incorporation or by-laws of the Company or, to the knowledge of such counsel, any indenture or other agreement or instrument to which the Company is a party or by which it is bound, or any State of New York or federal statute or regulation applicable to the Company or, to the knowledge of such counsel, any order of any State of New York or federal court, regulatory body, administrative agency or governmental body having jurisdiction over the Company.

                    L. There are no actions, proceedings or investigations
               pending, before or, to such counsel's knowledge, threatened by any court, administrative agency or other tribunal to which the Company is a party or of which any of its properties is the subject (a) which, if determined adversely to the Company, would have a material adverse effect on the business or financial condition of the Company, (b) asserting the invalidity of the Pooling and Servicing Agreement, this Agreement or the Certificates, (c) seeking to prevent the issuance of the Certificates or the consummation by the Company of any of the transactions contemplated by the Pooling and Servicing Agreement and this Agreement or (d) which might materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of the Pooling and Servicing Agreement and this Agreement.

               (ii) An opinion, dated the Closing Date, of counsel to the Underwriters, acceptable to such Underwriter.

               In giving their opinions required by subsection (b)(i) of this Section, counsel to the Company shall additionally state (A) that nothing has come to such counsel's attention that would lead it to believe that the Prospectus (other than the financial statements and supporting schedules and statistical information included therein, as to which no opinion need be rendered), at the date of the Basic Prospectus, at the date of the Prospectus Supplement or at the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (B) that nothing has come to such counsel's attention that would lead it to believe the Registration Statement (other than any financial statements and supporting schedules and statistical information included therein, as to which no opinion need be rendered), at the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     (c) On the Closing Date, such Underwriter shall have received a favorable opinion, dated the Closing Date, of tax and ERISA counsel to the Company with respect to the Certificates (i) regarding the qualification of each of REMIC I, REMIC II and REMIC III (as each such term is defined in the Pooling and Servicing Agreement) as a real estate mortgage investment conduit within the meaning of Sections 860A through 86OG of the Internal Revenue Code of 1986, as amended, and (ii) to the effect that the statements in the Basic Prospectus and the Prospectus Supplement under the headings "Certain Federal Income Tax Consequences" and "ERISA Considerations", to the extent that they constitute matters of State of New York or federal law or legal conclusions with respect thereto, while not purporting to discuss all possible consequences of investment in the Certificates, are correct in all material respects with respect to those consequences or matters that are discussed therein.

     (d) The Company shall have delivered to such Underwriter a certificate, dated the Closing Date, of the President, a Senior Vice President or a Vice President of the Company to the effect that the signer of such certificate has examined, or has relied upon an examination conducted by appropriate persons authorized by him, of this Agreement, the Prospectus, the Pooling and Servicing Agreement and various other closing documents, and that, to the best of his or her knowledge after reasonable investigation:

          (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects;

          (ii) the Company has, in all material respects, complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

          (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

     (e) The Company and the Underwriters shall have received from Deloitte, certified public accountants, a letter dated the Closing Date, in form and substance satisfactory to such Underwriter, stating in effect that:

          (i) they have performed certain specified procedures as a result of which they have determined that the information of an accounting, financial or statistical nature set forth in the Prospectus Supplement under the captions "Summary of the Prospectus Supplement," "Description of the Mortgage Pool" and "Yield and Maturity Considerations" and on Annex A agrees with the data sheet or computer tape prepared by or on behalf of the Mortgage Loan Sellers, unless otherwise noted in such letter; and

          (ii) they have compared the data contained in the data sheet or computer tape referred to in the immediately preceding clause (i) to information contained in an agreed upon sampling of the Mortgage Loan files and in such other sources as shall be specified by them, and found such data and information to be in agreement, unless otherwise noted in such letter.

     (f) On or before the Closing Date, such Underwriter shall have received confirmation satisfactory to it that the Certificates have received the ratings set forth in Schedule I.

     (g) On or before the Closing Date, such Underwriter and counsel to the Underwriters shall have been furnished with such other documents and opinions as they may reasonably require, including, without limitation, opinions of counsel to the Trustee, the Master Servicer and the Special Servicer, for the purpose of enabling them to pass upon the issuance and sale of the Certificates as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Certificates as herein contemplated shall be satisfactory in form and substance to such Underwriter and counsel to the Underwriters.

     SECTION 7. Indemnification.

     (a) The Company shall indemnify and hold each Underwriter and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act from and against any and all losses, liabilities, claims and damages caused by any untrue statements or omissions, or alleged untrue statements or omissions, in the information concerning the Company included in the Registration Statement (or any amendment thereto) or any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto). The parties agree that the only information concerning the Company in the Registration Statement is on page 30 of the Basic Prospectus under the caption "The Depositor" and on page S-6 of the Prospectus Supplement under the caption "Summary of the Prospectus Supplement Depositor.

     (b) Each Underwriter shall indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all losses, liabilities, claims and damages as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, (i) jointly and severally if made in any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) and (ii) severally and not jointly if made in the Computational Materials or ABS Term Sheets prepared or distributed by such Underwriter and incorporated by reference in the Registration Statement or the Prospectus as a result of any filing pursuant to Section 5(i).

     (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. In case any action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party may participate at its own expense in the defense of any such action and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from the indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. Unless it shall assume the defense of any proceeding, an indemnifying party shall not be liable for any settlement of any proceeding, effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party shall indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. If an indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the indemnified party or, if such settlement provides for release of the indemnified party in connection with all matters relating to the proceeding that have been asserted against the indemnified party in such proceeding by the other parties to such settlement, without the consent of the indemnified party.

     (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified parry under subsection (a) or (b) or insufficient in respect of any losses, liabilities, claims or damages referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Certificates or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of each of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     (e) The parties hereto agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation that does not take account of the considerations referred to in subsection (d) above. The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims or damages referred to in this

Section 7 shall be deemed to include any legal fees and disbursements or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such claim except where the indemnified party is required to bear such expenses, which expenses the indemnifying party shall pay as and when incurred, at the request of the indemnified party, to the extent that the indemnifying party believes that it will be ultimately obligated to pay such expenses. In the event that any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the party which received such payment shall promptly refund the amount so paid to the party which made such payment. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

     (f) The indemnity and contribution agreements contained in this Section 7 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by the Company, either Underwriter, any of their respective directors or officers, or any person controlling the Company or an Underwriter, and (iii) acceptance of and payment for any of the Certificates.

     SECTION 8. Representations and Warranties to Survive Delivery.

     All representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of either Underwriter or any controlling person in respect of such Underwriter, and shall survive delivery of the Certificates to the Underwriters.

     SECTION 9. Default by Either of the Underwriters.

     If either of the Underwriters shall fail or refuse to purchase the Certificates that it has agreed to purchase hereunder and arrangements satisfactory to the non-defaulting Underwriter and the Company for the purchase of such Certificates are not made within 36 hours after such default, this Agreement will terminate without liability on the part of the non-defaulting Underwriter or the Company. In any such case which does not result in termination of this Agreement, either the non-defaulting Underwriter or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve the defaulting Underwriter from liability in respect of any such default of such Underwriter under this Agreement. The term "Underwriter" as used in this Agreement shall also include, for all purposes of this Agreement, any party not initially party to this Agreement who, with the approval of the non-defaulting Underwriter and the Company, purchases the Certificates that the defaulting Underwriter agreed, but failed or refused, to purchase.

     SECTION 10. Termination of Agreement.

     (a) Either Underwriter may terminate its obligations under this Agreement, by notice to the Company and the other Underwriter, at any time at or prior to the Closing Date if the sale of the Certificates provided for herein is not consummated because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement.

     (b) This Agreement shall be subject to termination in the absolute discretion of either Underwriter, by notice given to the Company, if (A) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Underwriters, is material and adverse and (B) in the case of any of the events specified in clauses (A)(i) through (iv) above, such event singly or together with any other such event, makes it, in the judgment of the Underwriters, impracticable to market the Certificates on the terms and in the manner contemplated in the Prospectus.

     (c) If the obligations of an Underwriter under this Agreement are terminated pursuant to this Section and arrangements satisfactory to the non-terminating Underwriter and the Company for the purchase of the Certificates originally allocated to the non-terminating Underwriter as set forth on Schedule I hereto are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any of the parties hereto.

     SECTION 11. Notices.

     All notices and other communications hereunder shall be in writing and shall be deemed duly given if mailed or transmitted by any standard form of communication. Notices to Merrill Lynch shall be directed to Merrill Lynch, Pierce, Fenner & Smith Incorporated, World Financial Center, North Tower, New York, New York 10281, Attention: Real Estate Investment Banking; notices to Daiwa shall be directed to Daiwa Securities America Inc., Financial Square, 32 Old Slip, New York, New York 10005-3538, Attention: Commercial Mortgage Department, with a copy to the General Counsel; and notices to the Company shall be directed to Merrill Lynch Mortgage Investors, Inc., World Financial Center, North Tower, New York, New York 100281- 1315, Attention: Secretary, with a copy to the treasurer; or, as to any party, such other address as may hereafter be furnished by such party to the others in writing.

     SECTION 12. Parties.

     This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their respective successors, heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their respective successors, heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Certificates from an Underwriter shall be deemed to be a successor by reason merely of such purchase.

     SECTION 13. Governing Law and Time.

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State.

     SECTION 14. Miscellaneous.

     This Agreement supersedes all prior or contemporaneous agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

                                            Very truly yours,

                                            MERRILL LYNCH MORTGAGE
                                            INVESTORS, INC.

                                            By: /s/ Bruce L. Ackerman
                                                -------------------------------
                                            Name:  Bruce L. Ackerman
                                            Title: Vice President

CONFIRMED AND ACCEPTED,
  as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
  INCORPORATED

By: /s/ Robert J. Fitzpatrick
   ----------------------------------
Name:  Robert J. Fitzpatrick
Title: Authorized Signatory

DAIWA SECURITIES AMERICA INC.

By: /s/ Frank Keane
   ----------------------------------
Name:  Frank Keane
Title: Vice President

UNDERWRITING AGREEMENT, DATED AS OF JUNE 20, 1997                    SCHEDULE I
CUT-OFF DATE:  June 1, 1997
CERTIFICATES: Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through
  Certificates, Series 1997-C1


                                         Percent of               Percent of
                                     Initial Aggregate         Initial Aggregate
               Initial Aggregate   Certificate Balance or   Certificate Balance or
              Certificate Balance  Notional Amount to be      Notional Amount to
   Class          or Notional           Purchased by             be Purchased        Initial Pass-   Purchase
Designation     Amount of Class        Merrill Lynch               by Daiwa          Through Rate    Price (3)     Rating (4)
-----------   ------------------   ----------------------   -----------------------  -------------   ---------     ----------
    A-1          $251,675,000            78.52%                    21.48%                6.95%      100.96875%      AAA/Aaa/AA
                                                                                                                        A

    A-2            86,719,000            78.52%                    21.48%                7.03%      100.95313%      AAA/Aaa/AA
                                                                                                                        A

    A-3           254,361,000            78.52%                    21.48%                7.12%      100.96875%      AAA/Aaa/AA
                                                                                                                        A

    IO                    (1)            78.52%                    21.48%                 (2)          7.67200%     AAA/Aaa/NR

     B             46,243,000            78.52%                    21.48%                7.12%      100.57813%      AA/Aa2/AA

     C             46,244,000            78.52%                    21.48%                7.12%      100.01563%        A/A2/A

     D             42,039,000            78.52%                    21.48%                7.12%        99.17188%    NR/Baa2/BBB

     E             16,816,000            78.52%                    21.48%                7.12%        96.81250%    NR/Baa3/BBB


------------

(1) The Class IO Certificates will not have a Certificate Balance, but will represent the right to receive the sum of the interest accrued on the notional amount of each of its Components. The Class IO-1 Component will have a notional amount equal to the aggregate Stated Principal Balance of the Mortgage Loans and the Class IO-2 Component will have a notional amount equal to the aggregate Certificate Balance of the Class A-1 Certificates and Class A-2 Certificates.

(2) The Class IO Certificates will accrue interest on the notional amount of each of Component IO-1 and Component IO-2 as set forth in the Pooling and Servicing Agreement.

(3) Expressed as a percentage of the initial aggregate Certificate Balance or Notional Amount of the relevant class of Certificates to be purchased. The purchase price for each class of the Certificates will include accrued interest at the initial Pass-Through Rate therefor on the aggregate stated or notional amount, as applicable, thereof to be purchased from the Cut-off Date to but not including the Closing Date.

(4) By each of Fitch Investors Service, L.P., Moody's Investors Service, Inc. and, except with respect to the Class IO Certificates, Standard & Poor's Ratings Services, respectively. Neither the Class D Certificates nor the Class E Certificates have been assigned a rating by Fitch Investors Service, L.P.

                                                                    EXHIBIT A-1

(a) For Structural Term Sheets:

     Investors should read the Underwriter's Statement which accompanies this Structural Term Sheet.

     Prospective investors are advised to read carefully, and should rely solely on, the prospectus and prospectus supplement (the "Final Prospectus") relating to the securities referred to herein in making their investment decision. This Structural Term Sheet does not include all relevant information relating to the Securities described herein (the "Securities"), particularly with respect to the risks and special considerations associated with an investment in the Securities. All structural information contained herein is preliminary and it is anticipated that such information will change. Any information contained herein will be more fully described in, and will be fully superseded by, the descriptions of the collateral and structure in the preliminary prospectus supplement and Final Prospectus. Although the information contained in this Structural Term Sheet is based on sources which the Underwriter believes to be reliable, the Underwriter makes no representation or warranty that such information is accurate or complete. Such information should not be viewed as projections, forecast, predictions or opinions with respect to value. Prior to making any investment decision, a prospective investor shall receive and fully review the Final Prospectus. NOTHING SHOULD BE CONSIDERED AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY ANY SECURITIES.

(b) For Computational Materials:

     Investors should read the Underwriter's Statement which accompanies these Computational Materials. If the Statement is not attached please contact your account representative. Do not use or rely on this information if you have not received and reviewed the Statement.

     These Computational Materials have been based upon the assumptions described above. These assumptions will most likely not represent the actual experience of the Mortgage Pool in the future. The Computational Materials are intended to illustrate variations in yield on the [Offered Certificates] under such assumptions. No representation is made herein as to the actual rate or timing of principal payments or prepayments on any of the underlying Mortgage Loans in the Mortgage Pool or the actual performance characteristics of the (Offered Certificates].


                                      A-1-1

                                   EXHIBIT A-2

For Collateral Term Sheets:

     Investors should read the Underwriter's Statement which accompanies this Collateral Term Sheet.

     Prospective investors are advised to carefully read, and should rely solely on, the final prospectus and prospectus supplement (the "Final Prospectus") relating to the securities referred to herein (the "Securities") in making their investment decision. This Collateral Term Sheet does not include all relevant information relating to the collateral described herein, particularly with respect to the risks and special considerations associated therewith. All collateral information contained herein is preliminary and such information may change. Although the information contained in this Collateral Term Sheet is based on sources which the Underwriter believes to be reliable, the Underwriter makes no representation or warranty that such information is accurate or complete. Such information should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, a prospective investor should receive and fully review the Final Prospectus. NOTHING HEREIN SHOULD BE CONSIDERED AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY ANY SECURITIES.

     This Collateral Term Sheet and the information contained herein win be superseded by the description of the collateral contained in the Prospectus Supplement (for any Collateral Term Sheet following the initial Collateral Term Sheet; and supersedes all prior Collateral Term Sheets and the information contained herein].


                                      A-2-1